UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC   20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 1999


               FLORIDA PUBLIC UTILITIES COMPANY
     (Exact name of registrant as specified in its charter)

                      Florida                                  59-0539080
         (State or other jurisdiction of                   (I.R.S. Employer
          incorporation or organization)                   Identification No.)

        401 South Dixie Highway, West Palm Beach, FL                33401
          (Address of principal executive offices)                 (Zip Code)

     Registrant's telephone number, including area code  (561) 832-2461


Item 5. Other Events

      The following is the text of the press release dated November 16, 1999 and is hereby incorporated by reference:

Florida Public Utilities Company Announces Treasury Stock Acquisition

WEST PALM BEACH, FL. - Florida Public Utilities Company (Amex:FPU) announces that the Company has acquired from Chesapeake Utilities Corporation their 218,464 share common stock investment in Florida Public Utilities Company. The Company is pleased to report that this acquisition should lead to increased shareholder value and that these shares will be added to the Company's treasury stock position.

Florida Public Utilities Company provides natural and propane gas service in Palm Beach, Volusia and Seminole Counties, electric and water service in Nassau County and electric service in Jackson, Calhoun and Liberty Counties.













                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                   FLORIDA PUBLIC UTILITIES COMPANY
                                   (Registrant)




                                   By   /s/ Jack R. Brown
                                   Jack R. Brown
                                   Treasurer
                                   (DULY AUTHORIZED OFFICER
                                   AND
                                   CHIEF FINANCIAL OFFICER)



Date: November 16, 1999